UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55710	98-1262185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.           Unregistered Sales of Equity Securities.

On April 24, 2017, NioCorp Developments Ltd. (the “Company”) issued 901,060 common shares of the Company to Lind Asset Management IV, LLC (“Lind”) upon conversion of US$400,000 in principal amount of the Company’s outstanding convertible note issued to Lind in December 2015 (the “Lind Note”) at a conversion price of C$0.59934 per share. The common shares were issued, among other exemptions, pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), in connection with the voluntary conversion of a portion of the amount outstanding under the Lind Note and based upon representations and warranties of Lind in connection therewith.

On June 1, 2017, the Company issued 1,489,142 common shares of the Company to Lind upon conversion of US$600,000 in principal amount of the Lind Note at a conversion price of C$0.54485 per share. The common shares were issued, among other exemptions, pursuant to Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of a portion of the amount outstanding under the Lind Note and based upon representations and warranties of Lind in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

	By:	/s/ Neal Shah
Neal Shah
Chief Financial Officer

Date: June 7, 2017